SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego CA 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Material Definitive Agreement and Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on September 15, 2004, the Company, along with The Price Group, LLC, a California limited liability company (the “Price Group”), PSMT Caribe, Inc., a British Virgin Islands corporation and wholly owned subsidiary of the Company (“PSMT Caribe”), PSMT Trinidad/Tobago Limited, a company organized and existing under the laws of the Republic of Trinidad and Tobago and subsidiary of the Company (“PSMT Trinidad,” and collectively, with the Company and PSMT Caribe, the “PSMT Parties”), and PSMT Philippines, Inc. a Filipino corporation and subsidiary of the Company (“PSMT Philippines”), entered into a Letter of Understanding (the “Letter”) with the International Finance Corporation (the “IFC”) establishing certain waivers and concessions to be made by the IFC in consideration of, among other things, (i) the Company’s grant to the IFC of a warrant to purchase 400,000 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), at a price of $7 per share, (iii) the Price Group’s grant to the IFC of a put option giving the IFC the right to sell 300,000 shares of Common Stock to the Price Group at a price of $12 per share, exercisable between November 30, 2005 and November 30, 2006 and (iv) the purchase by the Company of a $10.4 million loan extended by the IFC to PSMT Philippines.

On January 26, 2005, the Company entered into a Warrant Purchase Agreement with the IFC and issued to the IFC a Common Stock Purchase Warrant giving the IFC the right to purchase 400,000 shares of the Company’s Common Stock at a price of $7 per share. The IFC Warrant will automatically be exercised with respect to one-half of such shares. Payment of the exercise price will be made by reducing the principal amount of one of the loans extended to the Company by the IFC, other than the IFC’s loan to PSMT Philippines, on a dollar-for-dollar basis. The balance of the IFC Warrant may be exercised at any time until November 30, 2005 in the same manner.

The Price Group entered into a Put Option Agreement dated January 7, 2005 granting to the IFC a put option giving the IFC the right to require the Price Group to purchase from the IFC 300,000 shares of the Company’s Common Stock at a price of $12 per share, exercisable between November 30, 2005 and November 30, 2006.

Item 8.01	Other Events

On January 27, 2005, the Company announced that it sold approximately 6,827,542 shares of its common stock for aggregate proceeds of $47.8 million pursuant to the exercise of subscription rights during the $7 exercise period of its previously announced rights offering. The $7 subscription period ended on January 24, 2005. All rights distributed by the Company in the rights offering that have not yet been exercised may be exercised at an exercise price of $8 per share at any time prior to 5:00 p.m. New York City time on December 21, 2005.

Item 9.01.	Financial Statements and Exhibits.

(c) The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Warrant Purchase Agreement dated January 26, 2005 between the Company and the IFC

10.2	Common Stock Purchase Warrant dated January 26, 2005 issued by the Company to the IFC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2005	PRICESMART, INC.

	By:	/S/ JOHN M. HEFFNER
John M. Heffner Chief Financial Officer

3